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							                                                                     		                    					            Exhibit 20.a
Fingerhut Receivables, Inc.                                     Fingerhut Master Trust                           Monthly Report
Securityholder's Statement                                         Series 1998-1                                       Aug-1998
                                          						  Class A         Class B         CTO             Class D            Total
(i)   Security Amount                         337,500,000.00   51,136,000.00   61,364,000.00   61,364,000.00     511,364,000.00
(ii)  Security Principal Distributed                    0.00            0.00            0.00                               0.00
(iii) Security Interest Distributed             1,707,187.50      268,037.87      318,373.94                       2,293,599.30

Security Principal Distributed per $1,000          0.0000000       0.0000000       0.0000000
Security Interest Distributed per $1,000           5.0583333       5.2416667       5.1882853

(iv) Principal Collections                     28,119,208.91    4,260,455.90    5,112,613.73    5,112,613.73      42,604,892.28
(v)  Finance Collections                        9,539,523.73    1,445,372.11    1,734,469.14    1,734,469.14      14,453,834.11
      Recoveries                                1,326,890.84      201,042.64      241,254.31      241,254.31       2,010,442.09
      Defeasance Funding Acct Earnings                  0.00            0.00            0.00            0.00               0.00
       	Total Finance Collections              10,866,414.57    1,646,414.74    1,975,723.45    1,975,723.45      16,464,276.20
           Total Collections                   38,985,623.47    5,906,870.64    7,088,337.18    7,088,337.18      59,069,168.48
(vi) Aggregate Amount of Principal Receivables                                                                 1,178,697,638.64
     Invested Amount (End of Month)           337,500,000.00   51,136,000.00   61,364,000.00   61,364,000.00     511,364,000.00
     Floating Allocation Percentage              28.6332974%       4.338347%      5.2060849%      5.2060849%        43.3838147%
     Invested Amount (Beginning of Month)     337,500,000.00   51,136,000.00   61,364,000.00   61,364,000.00     511,364,000.00
     Average Daily Invested Amount                                                                               511,364,000.00
(vii) Receivable Delinquencies
      Current                                                                                         76.58%   1,189,298,966.60
      30 Days to 59 Days                                                                               5.89%      91,537,299.05
      60 Days to 89 Days                                                                               4.00%      62,073,434.90
      90 Days and Over                                                                                13.52%     210,016,783.96
       	Total Receivables                                                                            100.00%   1,552,926,484.51
(viii) Aggregate Investor Default Amount                                                                          11,136,958.05
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                           22.71%
(ix)  Security Charge-Offs                             0.00             0.00            0.00            0.00               0.00

(x)   Servicing Fee                              647,260.27        98,069.04      117,684.38      117,684.38         980,698.08

(xi)  Pool Factor                                  1.000000         1.000000        1.000000

(xii) Unreimbursed Redirected Principal Collections                 0.000000        0.000000         0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                      0.00
(xiv) CTO Trigger Event Occurrence                                                                                         None
      CTO Reserve Amount                                                                                                    N/A
(xv) Number of New Accounts Added to the Trust                                                                          115,590
(xvi) Revolving Receivables Reserve Account Balance                                                                 $500,000.00
(xvii) Defeasance Funding Account Balance                                                                                  0.00

Average Net Portfolio Yield                                                                                              10.86%
Minimum Base Rate                                                                                                         8.15%
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